SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WMS INDUSTRIES INC.

(Name of Registrant as Specified in Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 9, 2004

To the Stockholders of

WMS Industries Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WMS Industries Inc. (“WMS”) will be held on Thursday, December 9, 2004 at 11:00 a.m. Central Standard Time at The Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611, in The Walton Room, to consider and act upon the following matters:

1.	Electing a board of nine (9) directors;

2.	Ratifying the WMS Industries Inc. 2005 Incentive Plan;

3.	Ratifying the appointment of Ernst & Young LLP as Independent Registered Public Accountants for our fiscal year ending June 30, 2005; and

4.	Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only stockholders of record at the close of business on October 20, 2004 are entitled to notice of and to vote at our 2004 annual meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be available for examination by any stockholder of WMS for any purpose germane to the annual meeting during regular business hours at our principal executive offices for the ten-day period prior to the annual meeting and will be available at the meeting.

      YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

By Order of the Board of Directors,

KATHLEEN J. MCJOHN
Vice President, General Counsel
and Secretary

Waukegan, Illinois

October 22, 2004

ANNUAL MEETING OF STOCKHOLDERS

OF
WMS INDUSTRIES INC.

PROXY STATEMENT

      WMS Industries Inc. is furnishing this proxy statement to you in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held at The Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611, in The Walton Room, on Thursday, December 9, 2004 at 11:00 a.m. Central Standard Time, or at any proper adjournment or adjournments.

      If you properly execute and return your proxy card, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our Board as indicated in this proxy statement. You may revoke your proxy, at any time before it is voted, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.

      The mailing address of our principal executive offices is 800 South Northpoint Boulevard, Waukegan, Illinois 60085. This solicitation is made by WMS Industries Inc. We will begin mailing this proxy statement and form of proxy to our stockholders on or about October 26, 2004, and we will bear the cost of soliciting proxies in the enclosed form. In addition to the solicitation of proxies by use of the mails, our officers, directors and other employees may also solicit proxies personally or by mail, electronic mail, telephone or facsimile, but they will not receive additional compensation for those services. We will ask banks, brokerage houses and other institutions, nominees and fiduciaries holding shares of our common stock in their names to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and we will reimburse them upon request for their reasonable expenses in so acting.

      Only holders of our common stock, $.50 par value per share, of record at the close of business on October 20, 2004 (the “Record Date”) will be entitled to vote at our annual meeting or any adjournment or adjournments. There were 30,403,423 shares of our common stock outstanding on the Record Date. Each share of our common stock entitles the holder to one vote on each matter at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND

EXECUTIVE OFFICERS

Principal Stockholders

      The following table sets forth information as of the dates noted in the footnotes about persons that, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than Neil D. Nicastro, whose beneficial ownership is described under “Security Ownership of Directors, Nominees and Executive Officers” below.

	Amount and	Percentage of
	Nature of	Outstanding
Name and Address of Beneficial Owner	Beneficial Ownership	Common Stock

Sumner M. Redstone and National Amusements, Inc.	7,483,900(1)	24.6%
200 Elm Street Dedham, MA 02026
FMR Corp.	3,434,529(2)	11.3%
82 Devonshire St Boston, MA 02109

(1)	Based upon a Form 4 filed with the Securities and Exchange Commission by Sumner M. Redstone and National Amusements, Inc. (NAI) on August 26, 2004. As a result of his stock ownership in NAI, Mr. Redstone is considered the beneficial owner of the shares owned by NAI. Mr. Redstone and NAI have reported sole dispositive power over 4,000,000 and 3,483,900 shares, respectively. Mr. Redstone has reported that, under several share forward transactions, he may sell up to all of his 4,000,000 directly-owned shares in several tranches beginning in March 2005 and ending in October 2005. These transactions, if completed, will reduce his beneficial ownership to 11.5% of our outstanding common stock by October 2005. Under a Voting Proxy Agreement among Mr. Redstone, NAI, Neil D. Nicastro and us, Mr. Nicastro has sole voting power over Mr. Redstone’s shares including NAI’s shares. See “Voting Proxy Agreements.”

(2)	Based upon Amendment 11 to Schedule 13G dated February 16, 2004 filed with the Securities and Exchange Commission by FMR Corp. FMR reported that it has no voting power but sole dispositive power over 3,434,529 shares as a result of its wholly-owned subsidiary, Fidelity Management and Research Company, acting as investment advisor to various investment companies holding 3,434,529 shares, one of which, FA Value Strategies Fund, reported holding 2,680,471 shares, over which Edward C. Johnson 3rd, Chairman of FMR, and Abigale P. Johnson, a director of FMR, also reported sole dispositive power. The amount reported to be held by FMR includes 620,830 shares of common stock issuable upon conversion of Convertible Subordinated Notes of WMS due July 15, 2010, convertible at a price of $19.78 per share, held indirectly by FMR.

Security Ownership of Directors, Nominees and Executive Officers

      The following table sets forth, as of October 20, 2004, information about the beneficial ownership of our common stock by each of our directors, nominees and the executive officers named in the Summary Compensation Table below and by all of our directors, nominees and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

	Number of Share	Percentage of
	of Common Stock	Outstanding
Name of Beneficial Owner	Beneficially Owned(1)	Common Stock(1)

Harold H. Bach, Jr.*	50,000(2)	**
William C. Bartholomay*	104,531(3)	**
Orrin J. Edidin	157,500(4)(5)	**
Brian R. Gamache*	447,312(5)(6)	1.5%
Seamus McGill	123,750(5)(7)	**
Kathleen J. McJohn	18,750(5)(8)	**
William E. McKenna	84,325(3)	**
Norman J. Menell*	57,947(2)	**
Donna B. More	125,000(9)	**
Louis J. Nicastro*	50,000(2)	**
Neil D. Nicastro*	8,550,514(10)	28.1%
Harvey Reich*	53,421(2)	**
David M. Satz, Jr.	101,000(11)	**
Scott D. Schweinfurth	208,500(5)(12)	**
Ira S. Sheinfeld*	68,202(2)	**
William J. Vareschi, Jr.*	—(13)	—
Directors, Nominees and Executive Officers as a group (17 persons)	10,253,552(14)	32.0%

*	Nominee for Director

**	Less than 1%

(1)	Includes shares subject to options that are currently exercisable or will become exercisable within 60 days. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person individually and by all directors and executive officers as a group but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person.

(2)	Represents 50,000 shares underlying stock options.

(3)	Includes 75,000 shares underlying stock options.

(4)	Includes 150,000 shares underlying stock options.

(5)	Includes a restricted stock grant which vests on May 10, 2005, subject to the reporting person’s continued employment with WMS. For Mr. Gamache, the grant was 12,312 shares. For Messrs. Edidin and Schweinfurth, the grant was 7,500 shares. For Mr. McGill, the grant was 5,000 shares. For Ms. McJohn, the grant was 2,500 shares.

(6)	Includes 430,000 shares underlying stock options.

(7)	Includes 118,750 shares underlying stock options.

(8)	Includes 16,250 shares underlying stock options.

(9)	Represents 125,000 shares underlying stock options.

(10)	Includes 7,483,900 shares owned by Sumner M. Redstone and National Amusements, Inc. and 1,006,600 shares owned by Phyllis G. Redstone for which the reporting person has sole voting power but no dispositive power. See “Voting Proxy Agreements.” Also includes 60,000 shares underlying stock options held by Mr. Nicastro.

(11)	Includes 100,000 shares underlying stock options.

(12)	Includes 200,000 shares underlying stock options.

(13)	This nominee will join the Board on December 9, 2004 if he is elected at the annual meeting.

(14)	Includes 1,646,400 shares underlying stock options and restricted shares totaling 37,312 shares. Also includes 7,483,900 shares of common stock owned by Sumner M. Redstone and National Amusements and 1,006,600 shares of common stock owned by Phyllis G. Redstone with respect to which Neil D. Nicastro has sole voting power but no dispositive power. See “Voting Proxy Agreements” below.

Voting Proxy Agreements

      In order for us to manufacture and sell gaming machines in Nevada, our officers are required to be, and have been or are in the process of being, registered, licensed or found suitable by the Nevada gaming authorities. In addition, under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of WMS, Sumner M. Redstone was required to apply, and has an application pending with the Nevada gaming authorities, for a finding of suitability as a stockholder of WMS. Mr. Redstone and National Amusements, Inc., a company that he controls, collectively own 7,483,900 shares, or 24.6%, of our common stock.

      Under an amended voting proxy agreement, originally entered into in 1995, Mr. Redstone and National Amusements, Inc. voluntarily granted a voting proxy to Neil D. Nicastro to vote all of Mr. Redstone’s and National Amusements, Inc.’s shares of our common stock. The agreement is intended to ensure that the passive investment position of Mr. Redstone and National Amusements, Inc. relative to WMS will not change without prior notification to the Nevada gaming authorities. Under this agreement, Mr. Nicastro votes the shares of our common stock owned by Mr. Redstone and National Amusements, Inc. at his discretion at meetings of our stockholders and acts as proxy in connection with any written consent of our stockholders. The term of the agreement ends on August 24, 2005 unless Mr. Redstone terminates it earlier upon 30 days’ written notice. It may also be terminated upon a finding by the Nevada gaming authorities that Mr. Redstone and National Amusements Inc. are suitable as stockholders of WMS or are no longer subject to the applicable provisions of Nevada gaming laws.

      Phyllis G. Redstone currently owns 1,006,600 shares, or 3.3%, of our common stock. Under an amended voting agreement, in 2002, Ms. Redstone granted a voting proxy to Neil D. Nicastro. Under this agreement, Mr. Nicastro votes the shares of our common stock owned by Ms. Redstone at his discretion at meetings of our stockholders and acts as proxy in connection with any written consent of our stockholders. The term of the agreement ends on November 8, 2012 unless Ms. Redstone terminates it earlier upon 30 days written notice.

      Neil D. Nicastro has advised us that he plans to use the voting proxies to vote all 8,490,500 shares of our common stock beneficially owned by Mr. Redstone and Ms. Redstone (approximately 27.9% of our common stock) in favor of the nominees for election as directors under Proposal 1 and FOR Proposals 2 and 3.

PROPOSAL 1 — ELECTION OF DIRECTORS

      Our Board of Directors currently consists of 11 directors. Three of our directors, Messrs. McKenna and Satz and Ms. More, will not stand for re-election at the annual meeting. In addition, we have decided to reduce the size of our Board to nine directors.

      Upon the recommendation of the Nominating and Corporate Governance Committee, the nine persons named below are nominated for election as directors to serve for a term expiring at our 2005 Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. A director shall be qualified to serve only so long as no gaming authority has communicated their determination that such individual is not suitable for being licensed or not licensable by such authority. All of the nominees are presently directors, except for Mr. Vareschi.

      Unless authority to vote for the election of directors is withheld, the proxy holders named in the enclosed proxy will vote all shares represented thereby in favor of the election of each of the nominees named below. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees designated by the Board.

	Position with Company and	Director
Name of Nominee (Age)	Principal Occupation	Since

Louis J. Nicastro (76)	Chairman of the Board	1974
Brian R. Gamache (45)	Director; President and Chief Executive Officer	2001
Norman J. Menell (72)	Vice Chairman of the Board; Retired	1980
Harold H. Bach, Jr. (72)	Director; Retired	2003
William C. Bartholomay (76)	Director; Group Vice Chairman of Willis Group Holdings Limited; Vice Chairman of Willis North America	1981
Neil D. Nicastro (47)	Director; Private Investor	1986
Harvey Reich (75)	Director; Attorney	1983
Ira S. Sheinfeld (66)	Director; Attorney, Hogan & Hartson, LLP	1993
William J. Vareschi, Jr. (62)	Director; Retired	—

      Louis J. Nicastro has served as our Chairman of the Board since our incorporation in 1974. He was our Chief Executive Officer from 1998 until June 2001 and was also President from 1998 to April 2000. Mr. Nicastro also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to 1996 and as President during the periods 1985-1988 and 1990-1991, among other executive positions. Mr. Nicastro also served as Chairman of the Board and Chief Executive Officer of our former subsidiary, WHG Resorts & Casinos Inc. and its predecessors, from 1983 to 1998. WMS spun off WHG Resorts & Casinos Inc. in 1997. Mr. Nicastro held executive positions for our former subsidiary, Midway Games Inc. (NYSE: MWY), from 1988 until 1996 and was a director of Midway until September 2004. WMS spun off Midway in 1998. Mr. Nicastro is Neil D. Nicastro’s father.

      Brian R. Gamache served as our President and Chief Operating Officer from April 2000 until June 2001, when he was appointed President and Chief Executive Officer and joined our Board of Directors. Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from 1998 until April 2000. He was President and Chief Operating Officer of WHG Resorts & Casinos Inc. from 1997 to 1998. From 1990 until 1997, Mr. Gamache served in various capacities for our former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of WMS’ 1997 spinoff of WHG Resorts & Casinos Inc., Mr. Gamache left WMS to devote his full time to WHG Resorts & Casinos Inc.

      Norman J. Menell has been Vice Chairman of our Board since 1990. He has also served as our President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988). Mr. Menell is the Chairman of our Nominating and Corporate Governance Committee.

      Harold H. Bach, Jr. joined our Board in October 2003. He served as Chief Financial Officer and an Executive Vice President of Midway for more than five years until his retirement in September 2001. Mr. Bach also served as Vice President — Finance, Chief Financial Officer and Chief Accounting Officer of WMS for over five years until 1999 when he resigned his position with us to devote his full business time to Midway. Mr. Bach is a certified public accountant and was a partner in the accounting firms of Ernst & Young, LLP (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach is a member of our Audit and Ethics Committee. Mr. Bach is also a director and audit committee member of Midway.

      William C. Bartholomay has been Group Vice Chairman of Willis Group Holdings Limited (NYSE:WSH) and Vice Chairman of its principal U.S. subsidiary, Willis North America, a global insurance broker, since August 2003. For more than five years previous to joining Willis, Mr. Bartholomay served as President and a director of Near North National Group, insurance brokers in Chicago, Illinois.

Mr. Bartholomay is the Chairman of our Compensation Committee and a member of our Audit and Ethics Committee and our Nominating and Corporate Governance Committee. Mr. Bartholomay is the Chairman Emeritus of the Board and Chairman of the Executive Committee of the Atlanta Braves and a director of Midway. Mr. Bartholomay is also a director and audit committee member of International Steel Group Inc. (NYSE:ISG).

      Neil D. Nicastro served in various executive positions for us, including President, Chief Executive Officer and Chief Operating Officer, beginning in 1986 and until his resignation from all executive positions with us in 1998. Mr. Nicastro served as Midway’s President from 1991 until May 2003 and Chief Executive Officer from 1996 to May 2003. He also served as Midway’s Chairman of the Board from 1996 until June 2004. Mr. Nicastro is a consultant to us and is Louis J. Nicastro’s son.

      Harvey Reich was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for more than five years until his retirement in 1998. Mr. Reich is a member of our Compensation Committee and our Gaming Compliance Committee.

      Ira S. Sheinfeld has been a member of the law firm of Hogan & Hartson, LLP and a predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years. Mr. Sheinfeld is also a director of Midway.

      William J. Vareschi, Jr. retired as Chief Executive Officer and Vice Chairman of the Board of Central Parking Corporation in May 2003. Before joining Central Parking Corporation in April 2001, his prior business career of more than 35 years of service was spent with the General Electric Company, which he joined in 1965. He held numerous financial management positions within GE, including Chief Financial Officer for GE Plastics Europe (in the Netherlands), GE Lighting (Cleveland, Ohio), and GE Aircraft Engines (Cincinnati, Ohio). In 1996, Mr. Vareschi became President and Chief Executive Officer of GE Engine Services, a position he held until July 2000. Mr. Vareschi serves as a director and a member of the audit committee of WESCO International Inc. (NYSE: WCC).

Vote Required to Elect Nominees

      The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect directors.

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

CORPORATE GOVERNANCE

The Board of Directors

      The Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws. The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents describe the responsibilities of our directors and other key corporate governance matters. We will provide a copy of these documents to stockholders, without charge, upon written request addressed to us at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. These documents can also be viewed on the Corporate Governance page of our website by selecting “Company Info” and then “Investor Relations” from our homepage, located at: www.wmsgaming.com.

      During fiscal 2004, the Board held six meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the fiscal year. Our non-management directors hold regular executive sessions without management being present. The Chairman of the Board, who is not an executive officer, presides at these meetings.

      It has been our policy, and it is now a requirement of the listing standards of the NYSE, that a majority of the members of our Board qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted the following categorical standards, as permitted by Section 303A.02 of the NYSE listing standards. A director who satisfies the NYSE definition of “independent” and who meets all of the following categorical standards shall be presumed to be “independent”:

•	The director does not directly or indirectly (as a partner, shareholder or officer of another company) provide consulting, legal or financial advisory services to us or our auditors for compensation exceeding (i) for direct services, $100,000 or (ii) for indirect services, the greater of $1 million or 2% of such other company’s revenues;

•	The director does not hold 5% or more of our common stock or convertible senior notes; and

•	The director does not serve as an executive officer or director of a civic or charitable organization that receives significant financial contributions from us.

      Our Board has determined that all of the existing members of our Board of Directors, except for our President and Chief Executive Officer, Brian R. Gamache, are “independent” under the applicable NYSE standards and meet these categorical standards and are therefore independent in accordance with our policies. Mr. Gamache is not independent under NYSE standards because he is one of our executive officers.

      In addition, in order to be nominated for election to our Board, our directors must possess a number of skills and other qualifications, as discussed below under the heading “Nominating and Corporate Governance Committee Policies.”

Director Compensation

      We pay a fee of $30,000 per year to each of our non-employee directors, except that we paid Louis J. Nicastro, our Chairman of the Board, a fee of $305,000 per year in fiscal 2004 and into fiscal 2005, which fee was increased to $500,000 per year beginning October 1, 2004. Directors who serve as the chairman or a member, respectively, of the committees of our Board of Directors receive a further annual fee as follows: Audit and Ethics Committee: $30,000 or $25,000; Compensation Committee: $10,000 or $5,000; Gaming Compliance Committee: $15,000 or $10,000; and Nominating and Corporate Governance Committee: $7,500 or $5,000. David M. Satz, Jr. received a fee of $5,000 per year for serving as the non-employee director of some of our subsidiaries. After his retirement from the Board on December 9, 2004, Mr. Satz will serve as a consultant to our Gaming Compliance Committee for a two year term. He will be paid $39,500 per year for such services.

      Our stock option plans permit the issuance of shares of our common stock upon exercise of non-qualified stock options which may be granted to non-employee directors of WMS, generally, at not less than 100% of the fair market value of the shares on the date of grant. On August 11, 2004, each of our directors, except Mr. Gamache, was granted an option to purchase 25,000 shares of our common stock, at an exercise price of $23.46. On September 18, 2003, each of our directors was granted an option to purchase 25,000 shares of our common stock, at an exercise price of $24.83.

      Directors and their spouses are also entitled to participate, at our expense, in a medical reimbursement plan which is supplementary to their primary medical insurance. Under the terms of a letter agreement, dated June 12, 2001, which terminated our employment agreement with Louis J. Nicastro, we will provide Mr. Nicastro and his wife with medical and dental expenses for life. In addition, our directors may utilize our corporate aircraft for purposes related or incidental to our business.

      The Board has recently approved a Director succession/ emeritus program. The succession plan provides that new directors will be subject to mandatory retirement from the Board at age 75 or after 20 years of service on the Board, provided that the Board may waive a director’s mandatory retirement by action of 75% of the other directors. Existing directors who have reached the age of 75 or have served for at least 20 years will gradually be replaced by new directors in order to maintain continuity and avoid losing the benefit of valuable experience.

      Each director leaving the Board for any reason who has reached at least 75 years of age, or who has served for at least 20 years on the Board, will be designated a Director Emeritus for four years after leaving the Board if the individual (a) is willing to assist the Board from time to time upon request by the Board, (b) agrees not to use our trade secrets or confidential information and (c) agrees not to solicit our employees on behalf of competitors. For each year or partial year of service on the Board or as an executive officer of ours or our predecessors (up to a maximum of 25 years), a Director Emeritus will receive:

•	a fee of $1,500 per year of service, paid in each of the first two years after leaving the Board;

•	a fee of $750 per year of service, paid in each of the next two years;

•	three months of continuing supplemental health coverage per year of service; and

•	a fully vested five year option to purchase 1,000 shares of our common stock per year of service exercisable at 100% of the market price on the day the director leaves the Board.

      For example, a director who has served on our Board for 20 years would receive $30,000 per year for the first two years after leaving the Board, $15,000 per year in each of the next two years, five years of supplemental health coverage and an option to purchase 20,000 shares of our common stock. Messrs. Satz and McKenna will participate and receive benefits as Directors Emeritus upon their retirement from the Board in December 2004.

Committees of the Board of Directors

      To assist it in carrying out its duties, the Board has delegated specific authority to four standing committees: our Audit and Ethics Committee; Nominating and Corporate Governance Committee; Compensation Committee; and Gaming Compliance Committee. The Board of Directors has determined that all of the members of these committees are “independent” directors as that term is defined under the applicable NYSE listing standards and satisfy our categorical standards of independence.

      The Audit and Ethics Committee, is composed of three independent directors (as independence is defined in Section 303A.06 and 303A.07 of the NYSE listing standards): Messrs. McKenna (Chairman), Bach and Bartholomay. Mr. McKenna will not stand for re-election to the Board at our annual meeting, and so a new member will be appointed to, and a new chairman will be selected for, our Audit and Ethics Committee immediately after the annual meeting. The Board has determined that each member of our Audit and Ethics Committee is financially literate and that Mr. Bach is an “audit committee financial expert”.

      The Audit and Ethics Committee performs the functions described below under the heading “Audit and Ethics Committee Report” and in its charter. During fiscal 2004, the Audit and Ethics Committee held 14 meetings.

      The Compensation Committee is composed of Messrs. Bartholomay (Chairman), McKenna and Reich. Mr. McKenna will not stand for re-election to the Board at our annual meeting, and so a new member will be appointed to our Compensation Committee immediately after the annual meeting. This Committee (1) reviews and approves corporate goals and objectives relevant to the compensation of our CEO and our other senior officers, (2) reviews periodically the succession plans relating to the CEO and our other senior officers, (3) evaluates the CEO’s performance and determines the compensation of the CEO, (4) makes recommendations to the Board with respect to compensation of our other senior officers, and (5) administers, approves and ratifies awards under incentive-compensation and other benefit plans. This committee also administers and determines the timing, pricing and the amount of grants to be made under the provisions of our compensation plans. See “Compensation Plans” below. The report of this committee is set forth later in this proxy statement. During fiscal 2004, this committee did not hold any formal meetings at which action was taken, taking all action by the unanimous written consent of its members.

      The Nominating and Corporate Governance Committee is composed of Messrs. Menell (Chairman) and Bartholomay. This Committee identifies individuals qualified to become Board members and makes recommendations about the nomination of candidates for election to the Board, as discussed in greater detail below. In addition, this Committee makes recommendations regarding corporate governance policies and procedures and oversees the annual evaluation of the Board and management. During fiscal 2004, this committee did not hold any formal meetings at which action was taken, taking all action by the unanimous written consent of its members.

      The Board has adopted a written charter for each of our committees described above. A copy of the charter of our Audit and Ethics Committee is included as Appendix A to this proxy statement. A copy of any of these charters is available in print, without charge, to any stockholder by contacting us at: 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. The charters are also available on the Corporate Governance page of our website found by selecting “Company Info” and then “Investor Relations” on our homepage, located at: www.wmsgaming.com.

      The Gaming Compliance Committee is composed of Messrs. Satz (Chairman) and Reich and Ms. More. Mr. Satz and Ms. More will not stand for re-election to the Board at our annual meeting, and so new members will be appointed to, and a new chairman will be selected for, our Gaming Compliance Committee immediately after the annual meeting. This Committee identifies and evaluates potential situations, among other things, arising in the course of our business that may cause regulatory concern to gaming authorities. During fiscal 2004, this committee held four meetings.

Compensation Committee Interlocks and Insider Participation.

      No member of our Compensation Committee is or ever was an employee or officer of WMS or any of its subsidiaries. No officer, director or other person had any relationship required to be disclosed under this heading. Mr. Bartholomay is Group Vice Chairman of Willis Group Holdings Limited and Vice Chairman of its principal U.S. subsidiary, Willis North America, Inc., insurance brokers, which we retained to provide insurance brokerage services during the last fiscal year and propose to retain for insurance services during the current fiscal year. Mr. Bartholomay’s son is a non-executive employee of WMS. See “Certain Relationships and Related Transactions — Other Related Party Transactions” below.

Nominating and Corporate Governance Committee Policies

      Qualifications of Directors. Under our By-laws, each director must be at least 21 years of age and will not be qualified to serve as a director if any gaming authority has communicated their determination that such individual is not suitable for being licensed or not licensable by such authority. Further, under a policy formulated by our Nominating and Corporate Governance Committee, we require that all candidates for director (a) be persons of integrity, sound ethical character and judgment; (b) have no interests that materially impair their independent judgment or their ability to discharge their fiduciary duties to us and our stockholders; (c) have demonstrated business, governmental or technical achievement and acumen; and (d) have adequate time to devote to service on the Board. We also require that a majority of our directors be independent, as described above under “The Board of Directors”. In addition, at least three of our directors must have the financial literacy necessary for service on the audit committee, and at least one of our directors must qualify as an audit committee financial expert.

      Stockholder Recommendations of Candidates for Election as Directors. The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock, but only when a qualified incumbent is not being nominated for the position and the recommended nominee satisfies the minimum qualifications prescribed by the Committee for all nominees as described above. For each annual meeting of our stockholders, the Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. Submissions must be made in accordance with the Committee’s procedures, as outlined below.

      Procedures for Stockholder Submission of Nominating Recommendations. A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as a director must submit the recommendation, in writing, addressed to the Committee care of our Corporate Secretary at 800 South Northpoint Boulevard, Waukegan, Illinois 60085. The submission must be made by mail, courier or personal delivery. E-mail submissions will not be considered.

      The submission must be made in accordance with the provisions of Article I, Section 14 of our By-laws. Our By-laws are filed with the Securities and Exchange Commission and are incorporated by this reference from an exhibit to our quarterly report on Form 10-Q for the quarter ended March 31, 2004. Under Section 14, among other requirements, the submission must generally be delivered no later than 90 days nor earlier than 120 days prior to the anniversary of the prior year’s annual meeting. This year, that period was from August 13, 2004 to September 12, 2004, and we did not receive any submissions from stockholders. Next year, the submission period will extend from August 11, 2005 to September 10, 2005. The submission must include information about the proposed nominee, including his or her age, business and residence addresses, principal occupation, the class and number of shares of common stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and information about the stockholder recommending the nomination of that person. Submissions from our stockholders must also include information about the stockholder making the submission such as (a) the stockholder’s name and address, (b) the class and number of shares held by the stockholder, (c) a representation that the stockholder is entitled to vote at the meeting in person or by proxy and (d) a representation concerning the stockholder’s plan to solicit proxies in support of the proposal. Our stockholders should refer to the By-laws for a complete description of the requirements.

      Under the Committee’s policy, the recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated, to be identified in the proxy statement and to be interviewed by the Committee, if the Committee chooses to do so. The submission must include the proposed nominee’s contact information for this purpose. It must also describe all relationships between the proposed nominee and (a) any of our competitors, customers, suppliers or other persons with interests regarding us and (b) the recommending stockholder, as well as any agreements or understandings between the recommending stockholder and the proposed nominee regarding the recommendation. Furthermore, the submission must state the basis for the recommender’s views that the proposed nominee (x) possesses the minimum qualifications prescribed by the Committee for nominees, briefly describing the contributions that the nominee would be expected to make to the board and to our governance and (y) would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The submission, if by a holder of over 5% of our common stock, must state whether or not the stockholder submitting the recommendation consents to be identified in the proxy statement.

      The Process of Identifying and Evaluating Candidates for Directors. Our directors’ terms on the Board expire annually. We are of the view that the continuing service of a substantial number of qualified incumbents promotes stability and continuity in the boardroom. In selecting candidates for nomination for election to the Board at our annual meetings of stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors desire to continue their service on the Board. The Committee then considers whether our incumbent directors who desire to remain on the board continue to satisfy the qualifications for director candidates described above, we consider our director succession plan, and we assess the directors’ performance during the preceding term.

      If there are Board positions for which the Committee will not be re-nominating a qualified incumbent, the Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates, including members of the Board and senior management. The Committee may also engage a search firm to assist in identifying qualified candidates. The Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

      The Committee will review and evaluate each candidate whom it believes merits serious consideration, assemble and review the available relevant information concerning the candidate, the qualifications for Board membership established by the Committee, the contribution that the candidate can be expected to make to the overall functioning of the Board and other factors that it deems relevant. The Committee may solicit the views of management and other members of the Board and may, if deemed helpful, conduct interviews of proposed candidates.

      Selection of Nominees for Election at the 2004 Annual Meeting of Stockholders. All of the nominees listed on the accompanying proxy card are currently serving on our Board, except for Mr. Vareschi. This nominee was recommended by a search firm, Russell Reynolds Associates, that we engaged to identify and provide background information concerning potential candidates for the Board.

Stockholder Communications with Directors

      Stockholders may communicate with our Board of Directors, our Chairman of the Board, our non-management Directors as a group, or with specified individual Directors by mail addressed to WMS Industries Inc., 800 South Northpoint Boulevard, Waukegan, Illinois 60085.

      Communications will be opened and screened for security purposes. Advertisements, solicitations, form letters, personal grievances and the like, or communications that appear to be intimidating, threatening, illegal or similarly inappropriate will be forwarded only upon the request of our Directors.

Director Attendance at Annual Meetings

      Directors are expected to attend our annual meeting of stockholders. At last year’s annual meeting, all of our directors attended in person.

EXECUTIVE OFFICERS

      The following individuals were elected to serve in the capacities set forth below until the Annual Meeting of our Board of Directors and until their respective successors are elected and shall qualify.

Name	Age	Position

Brian R. Gamache	45	President and Chief Executive Officer
Scott D. Schweinfurth	50	Executive Vice President, Chief Financial Officer and Treasurer
Orrin J. Edidin	43	Executive Vice President and Chief Operating Officer
Seamus M. McGill	53	Executive Vice President and Managing Director, International Operations of WMS Gaming Inc.
Kathleen J. McJohn	45	Vice President, General Counsel and Secretary
Robert R. Rogowski	46	Vice President of Finance and Controller

      The principal occupation and employment experience of Mr. Gamache during the last five years is described under “Proposal 1 — Election of Directors” above.

      Scott D. Schweinfurth joined us in April 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of Alliance Gaming Corporation, a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Alliance’s Germany-based Bally Wulff subsidiary from 1999 to March 2000.

      Orrin J. Edidin joined us in 1997 and served as our Vice President, Secretary and General Counsel until September 2001, when he became our Executive Vice President, General Counsel, Secretary, and Chief Operating Officer. He served as General Counsel until January 2003 and as Secretary until February 2003. He continues to serve as our Executive Vice President and Chief Operating Officer. Mr. Edidin also served as Vice President, Secretary and General Counsel of Midway from 1997 to May 2000. Mr. Edidin is a Trustee of the International Association of Gaming Attorneys and the Vice President of the Association of Gaming Equipment Manufacturers.

      Seamus M. McGill joined us in 1998 as the Vice President of Worldwide Sales of our wholly-owned subsidiary, WMS Gaming Inc. In September 2001, he became the Executive Vice President of Worldwide Sales and Marketing of WMS Gaming, and on April 15, 2004, he became Executive Vice President and Managing Director, International Operations of WMS Gaming. Prior to joining WMS Gaming, Mr. McGill served as Executive Vice President for Mikohn Gaming Corporation, a diversified gaming company, from 1995 to 1998.

      Kathleen J. McJohn joined us in January 2003 as General Counsel and was appointed Vice President and Secretary in February 2003. From 1996 to December 2002, Ms. McJohn was Vice President, Law, at Sears, Roebuck and Co.

      Robert R. Rogowski joined us in 1992 as Director of Internal Audit, becoming Vice President of Finance of WMS Gaming in 1996 and our Vice President of Finance and Controller in April 2000. He is a certified public accountant.

EXECUTIVE COMPENSATION

      The Summary Compensation Table below sets forth information with respect to the compensation paid to our Chief Executive Officer and our four most highly compensated other executive officers for services rendered during fiscal 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards

	Annual Compensation				Securities	Restricted
					Underlying	Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Other(1)	Options (#)	Awards(2)	Compensation(3)

Brian R. Gamache	2004	$587,500	$350,000	—	32,500	12,312	$263,742
President and Chief	2003	550,000	—	—	—	7,478	245,552
Executive Officer	2002	550,000	500,000	—	200,000	—	539,752 (4)

Orrin J. Edidin	2004	365,200	106,308	—	5,000	7,500	17,235
Executive Vice President and	2003	322,307	—	—	—	7,478	14,801
Chief Operating Officer	2002	280,000	105,000	—	50,000	—	6,077

Scott D. Schweinfurth	2004	355,000	60,436	—	5,000	7,500	19,565
Executive Vice President,	2003	326,923	—	—	—	7,478	11,150
Chief Financial Officer and	2002	310,000	116,250	—	50,000	—	8,173
Treasurer

Seamus M. McGill	2004	310,000	6,798	$104,859	4,000	5,000	14,159
Executive Vice President and	2003	296,923	—	39,261	—	7,478	8,248
Managing Director,	2002	280,000	105,000	—	50,000	—	5,356
International Operations of WMS Gaming Inc.

Kathleen J. McJohn	2004	247,500	—	52,816	2,500	2,500	9,946
Vice President, General	2003	101,538	—	—	53,750	—	346
Counsel and Secretary(5)

(1)	Amounts reported include relocation compensation and reimbursement of $94,515 for 2004 and $29,756 for 2003 for Mr. McGill and $52,566 for 2004 for Ms. McJohn, and amounts paid for various annual membership dues. See also “Employment Agreements”.

(2)	The fair market value per share of the restricted stock awards was $28.73 and $17.05 per share for 2004 and 2003, respectively. The restrictions have lapsed on the 2003 awards and will lapse on the 2004 awards if the holder remains employed with us until May 10, 2005.

(3)	Amounts reported consist of (a) employer matching awards under our 401(k) plan and our deferred compensation plan of (i) $5,045, $7,904 and $17,080 for Mr. Gamache, (ii) $5,227, $9,191 and $10,616 for Mr. Edidin, (iii) $5,585, $8,562 and $11,496 for Mr. Schweinfurth, (iv) $5,356, $8,248 and $9,544 for Mr. McGill and (v) none, $346 and $9,946 for Ms. McJohn for 2002, 2003 and 2004, respectively; (b) cash payments relating to unused vacation time accrued in the previous calendar year of (i) none and $9,014 for Mr. Gamache, (ii) $4,760 and $5,769 for Mr. Edidin, (iii) none and $5,481 for Mr. Schweinfurth and (iv) none and $4,615 for Mr. McGill for 2003 and 2004, respectively; (c) $534,707, $237,648 and $237,648 accrued for Mr. Gamache for 2002, 2003 and 2004, respectively, for death, disability and retirement benefits; and (d) $850 and $2,588 paid in each of 2002, 2003 and 2004 for life insurance premiums for Mr. Edidin and Mr. Schweinfurth, respectively. See also “Employment Agreements”.

(4)	Amount reported also includes amounts accrued during fiscal 2002 for death, disability and retirement benefits for June 15, 2001 to June 30, 2001.

(5)	Ms. McJohn was hired on January 27, 2003.

Stock Options

      The following table sets forth information about options to purchase common stock that we granted in fiscal 2004 under our stock option plans to the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

						Potential Realizable
						Value at Assumed
	Individual Grants (#)					Annual Rates of
						Stock Price
			% of Total			Appreciation for
			Options Granted			Option Term
	Options		to Employees in	Exercise Price	Expiration
Name	Granted (#)		Fiscal Year	Per Share	Date	5%	10%

Brian R. Gamache	25,000	(1)	3.3%	$24.83	9/18/2013	$390,386	$989,316
	7,500	(2)	1.0	28.47	5/10/2014	134,285	340,304
Orrin J. Edidin	5,000	(2)	0.7	28.47	5/10/2014	89,523	226,869
Scott D. Schweinfurth	5,000	(2)	0.7	28.47	5/10/2014	89,523	226,869
Seamus M. McGill	4,000	(2)	0.6	28.47	5/10/2014	71,619	181,495
Kathleen J. McJohn	2,500	(2)	0.3	28.47	5/10/2014	44,762	113,435

(1)	This option is currently exercisable.

(2)	This option becomes exercisable on May 10, 2005.

      The following table sets forth information about the exercise of options to purchase our common stock during fiscal 2004 and the number and assumed year-end values of stock options owned by persons named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL-YEAR-END OPTION VALUES

			Number of		Value of
			Securities Underlying		Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at June 30, 2004		at June 30, 2004(1)
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Brian R. Gamache	84,998	$1,455,430	430,000	67,502	$4,735,075	$1,261,767
Orrin J. Edidin	60,000	1,015,073	150,000	5,000	2,254,400	6,650
Scott D Schweinfurth	—	—	200,000	5,000	3,338,150	6,650
Seamus M. McGill	50,500	924,056	118,750	4,000	1,806,756	5,320
Kathleen J. McJohn	—	—	16,250	40,000	305,500	708,325

(1)	Based on the closing price of our common stock on the NYSE on June 30, 2004, which was $29.80.

Equity Compensation Plan Information

      The following table sets forth, for our compensation plans under which shares of our common stock are authorized for issuance other than our tax-qualified 401(k) plan, the number of shares of our common stock subject to outstanding options, warrants and rights, including shares issued subject to restrictions, as of June 30, 2004.

EQUITY COMPENSATION PLAN TABLE

	Number of securities	Weighted-average	Number of securities remaining
	to be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in the first column)

Equity compensation plans approved by stockholders	2,141,602 (1)	$19.80	255,525
Equity compensation plans not approved by stockholders	1,052,100 (2)	17.35	27,936

Total	3,193,702	18.72	283,461

(1)	Consists of options granted under our 1991, 1994, 2000 and 2002 stock option plans.

(2)	Consists of options granted our 1998 and 2000 Non-Qualified Stock Option Plans. Does not include 52,312 shares of restricted stock issued with a weighted average fair value of $28.73 per share (calculated at the grant date) under our Treasury Share Bonus Plan which are currently subject to restrictions that will lapse on May 10, 2005 subject to the holders’ continued employment by our company.

1998 Non-Qualified Stock Option Plan

      Our Compensation Committee is the plan administrator of our 1998 Non-Qualified Stock Option Plan under which 1,000,000 shares were reserved for issuance in the form of non-qualified stock options or stock appreciation rights to our employees, directors, consultants or advisors. The Compensation Committee determines which of the eligible directors, officers, employees, consultants and advisors receive grants of stock options, the terms of the options, including the number of shares for which options are granted and the applicable vesting periods. The exercise price per share is determined by the Compensation Committee and generally is not less than the fair market value of our common stock on the date that the option is granted. The expiration date of the this plan is May 13, 2008, but this plan will be terminated earlier if the 2005 Incentive Plan is ratified by our stockholders.

2000 Non-Qualified Stock Option Plan

      Our Compensation Committee is the plan administrator of our 2000 Non-Qualified Stock Option Plan under which 1,750,000 shares were reserved for issuance in the form of non-qualified stock options to our employees, directors, consultants or advisors. The Compensation Committee determines which of the eligible directors, officers, employees, consultants and advisors receive grants of stock options, the terms of the options, including the number of shares for which options are granted and the applicable vesting periods. The exercise price per share is determined by the Compensation Committee and generally is not less than the fair market value of our common stock on the date that the option is granted. The expiration date of this plan is April 17, 2010, but this plan will be terminated earlier if the 2005 Incentive Plan is ratified by our stockholders.

Treasury Share Bonus Plan

      Our Treasury Share Bonus Plan for key employees covers 64,312 shares of common stock held in the treasury, of which none remained available for grant on June 30, 2004. On May 10, 2004, a total of 52,312 shares of restricted stock were granted under the Treasury Share Bonus Plan to our executive officers and other vice presidents in lieu of any cash bonuses for fiscal 2004. The restrictions on these shares will lapse on May 10, 2005 subject to the holders’ continued employment with us. The shares have a weighted average fair value, calculated at the grant date, of $28.73 per share or $1.5 million in the aggregate.

Deferred Compensation Plan

      We also have adopted an unfunded nonqualified deferred compensation plan that is intended to help participants supplement their savings and retirement income by allowing them to defer a portion of their pre-tax compensation in excess of the limitations on their contributions to our tax-qualified 401(k) plan and to defer taxation on earnings. We also make matching contributions to participants’ accounts. Currently, our executive officers and other selected personnel earning at least $200,000 per year are eligible to participate in the plan, but our Compensation Committee may change who is selected to participate including inviting directors to participate.

      Currently, under the plan, participants may defer up to 50% of their base salary in excess of $205,000 and 100% of their bonus to the extent their total compensation exceeds $205,000, but the Compensation Committee may modify the limitations on amounts deferred. Earnings or losses on contributions are indexed to investment options that the participants select for their own accounts. The participants elect the length of the deferral and the schedule of payouts from their accounts. The deferrals are subject to FICA tax, but not federal or state income taxes, when deferred, and the distributions are treated as ordinary income and are subject to federal and state income tax, but not FICA tax. The Plan became effective on December 1, 2003.

      The recently enacted American Jobs Creation Act of 2004 (the “Jobs Act”) placed restrictions on how deferral elections may be made under the Plan and how distributions may be made under the Plan. These restrictions may require that certain amendments be made to the Plan in 2005, following issuance of guidance from the Internal Revenue Service on the Jobs Act’s deferred compensation provisions.

REPORT OF THE COMPENSATION COMMITTEE

ON FISCAL 2004 EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and making recommendations to our Board of Directors regarding the compensation of our other senior officers and is responsible for determining compensation plan grants and awards.

      It is the policy of the Compensation Committee to provide attractive compensation packages to executive officers so as to motivate them to devote their full energies to our success, to reward them for their services and to align their interests with the interests of our stockholders. Our executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and stock grants, and retirement and other benefits. It is the philosophy of the Compensation Committee that WMS be staffed with a small number of well-compensated executive officers and other senior management personnel. In establishing compensation levels, we consider compensation paid by our principal competitors.

      Our President and CEO, Brian R. Gamache, receives a salary and is entitled to receive a bonus calculated based on a percentage of our pre-tax income and various retirement and other benefits, under a negotiated formula set forth in his employment agreement. Mr. Gamache’s employment agreement also provides for discretionary cash bonuses and reflects the same compensation philosophy described above.

      In general, the level of base salary is intended to provide appropriate basic pay to executive officers taking into account their historical contributions to our business, each person’s unique education, skills and value, the recommendation of the Chief Executive Officer and the competitive marketplace for executive talent. The amount of any discretionary bonus is subjective but is generally based on our actual financial performance in the preceding fiscal year, the special contribution of the executive to our performance and the overall level of the executive’s compensation including other elements of the compensation package. Contractual bonuses are likewise designed to give effect to one or more of these factors. In fiscal 2004, Mr. Gamache received a bonus of $350,000, Mr. Edidin received a bonus of $106,308, Mr. Schweinfurth received a bonus of $60,436 and Mr. McGill received a bonus of $6,798.

      We also have used stock options, which increase in value only if our common stock increases in value and which terminate a short time after an executive leaves, and in the past two years restricted stock grants, as a means of long-term incentive compensation. The Compensation Committee determines the size and nature of grants to our executive officers and other employees on an individual, discretionary basis in consideration of financial corporate results and each recipient’s performance, contributions and responsibilities without assigning specific weight to any of these factors. In fiscal 2004, Mr. Gamache received options to purchase 25,000 shares of our common stock with an exercise price of $24.83 that were immediately exercisable and options to purchase 7,500 shares of our common stock at an exercise price of $28.47 that will become exercisable upon the first anniversary of the date of grant. The other executive officers received options to purchase between 2,500 and 5,000 shares of our common stock at an exercise price of $28.47 that will become exercisable upon the first anniversary of the date of grant.

      In fiscal 2004, the Board of Directors, upon the recommendation of the Compensation Committee, also approved a grant of restricted stock to each of our executive officers in recognition of their substantial time and efforts in the implementation of our technology improvement plan. Mr. Gamache received 12,312 shares of restricted stock. The other executive officers received a grant of between 2,500 and 7,500 shares. The restricted shares will vest on May 10, 2005, subject to each individual’s continued employment with WMS.

      The Omnibus Budget Reconciliation Act of 1993 (the “Budget Act”) generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or any of the four most highly paid senior executive officers in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee considers, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation.

      This report is respectfully submitted by the Compensation Committee of the Board of Directors:

William C. Bartholomay, Chairman
William E. McKenna
Harvey Reich

CORPORATE PERFORMANCE GRAPH

      The following graph compares, for the five fiscal years ended June 30, 2004, the yearly percentage change in cumulative total stockholder return on our common stock with the cumulative total return of (1) the Standard and Poor’s 500 Stock Index or S&P 500, and (2) an index of selected issuers in our industry, or Peer Group, composed of Alliance Gaming Corp., Aristocrat Leisure, International Game Technology, Mikohn Gaming Corporation and Shuffle Master Inc. The graph assumes an investment of $100 in our common stock and in each of the indexes at the closing price on June 30, 1999 including reinvestment of dividends where applicable.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

	1999	200	2001	2002	2003	2004

WMS	$100.00	$90.81	$189.24	$72.06	$91.71	$175.29

S&P 500	$100.00	$107.25	$91.34	$74.91	$75.10	$89.45

Peer Group	$100.00	$157.05	$304.78	$278.72	$416.72	$657.23

EMPLOYMENT AGREEMENTS

      We employ Brian R. Gamache under the terms of an agreement dated June 15, 2001, as amended. He receives salary at the rate of $625,000 per year. Mr. Gamache is entitled to receive a bonus in an amount equal to the lesser of $1 million or 1% of our pre-tax income and such other discretionary cash bonuses and special bonuses that may be determined by the Board of Directors. Mr. Gamache may participate in all benefit plans and perquisites generally available to our senior executives. The agreement is subject to automatic rolling extensions so that the term of Mr. Gamache’s employment shall at no time be less than three years.

      Mr. Gamache is also entitled to receive an option to acquire 100,000 shares of our common stock each fiscal year in which our diluted earnings per share equals or exceeds 1.15 times our earnings per share for the previous fiscal year. These options will vest as to one-third of the grant on each anniversary of the grant over three years. For fiscal 2004, Mr. Gamache became entitled to receive these options in August 2004. However, in view of the limited number of shares available for grant under our existing stock option plans and our proposal of the 2005 Incentive Plan for consideration by our stockholders at the annual meeting, Mr. Gamache offered to postpone the grant of these options to him until after our stockholders have considered the 2005 Incentive Plan. If the 2005 Incentive Plan is approved by our stockholders, Mr. Gamache will be granted his options to acquire 100,000 shares of our common stock no later than December 31, 2004. The options will be exercisable for one-third of the underlying shares on August 11, 2005, an additional one-third on August 11, 2006 and the rest of the shares on August 11, 2007. The option will have an exercise price of the higher of the closing price of our common stock on the date of grant and $23.46, which represents the closing price of our common stock on August 11, 2004, the date Mr. Gamache agreed to defer the grant. If the exercise price is greater than $23.46, then we will make a cash payment to Mr. Gamache equal to the difference multiplied by 100,000, subject to any required withholding. If for any reason our stockholders do not approve the new plan on or before December 31, 2004, we will negotiate with Mr. Gamache to make him economically whole as if the options had been granted to him on August 11, 2004 without this deferral.

      Upon the termination of Mr. Gamache’s employment for any reason, whether by us or Mr. Gamache, Mr. Gamache will receive the retirement benefits, payable in installments, specified under his employment agreement which are equal to one-half of Mr. Gamache’s salary at the time of retirement for a term that is the lesser of: (a) 10 years, or (b) the number of years Mr. Gamache is employed by WMS, beginning March 21, 2000. If Mr. Gamache is disabled for more than 90 consecutive days or 6 months in any 12-month period during the term of the agreement and is not able to resume his duties within 30 days of notice of disability, Mr. Gamache’s employment will terminate, and he will receive the retirement benefits specified under his agreement. In the event of Mr. Gamache’s death, his designated beneficiaries will continue to receive salary payments for a period of six months after the date of his death and will receive the retirement benefits that would otherwise have been paid to Mr. Gamache.

      We may terminate Mr. Gamache’s employment agreement “for cause,” which includes dishonesty or failure to follow the reasonable direction of our Board of Directors. Mr. Gamache may elect to terminate his employment agreement upon the occurrence of: (a) a material breach by WMS of any material provision of the agreement, (b) the placement of Mr. Gamache in a position of lesser status, (c) the assignment to Mr. Gamache of duties inconsistent with his current positions, (d) the discontinuance or reduction of his base salary, (e) his removal from the Board or (f) the relocation of our headquarters to a location more than 40 miles farther from his current place of residence than the present location of our headquarters. Upon any such event or wrongful termination, we would be obligated to pay Mr. Gamache: (w) a lump sum payment equal in amount to Mr. Gamache’s base salary through the date of termination, less any payments previously made; (x) the pro rata bonus which would have been payable during the current year; (y) an amount equal to three times the sum of one year’s base salary and one year’s bonus; and (z) the retirement benefits which would have been payable in the event of retirement on the date of termination.

      Mr. Gamache also may terminate his employment agreement if the individuals who presently constitute our Board of Directors, or successors approved by these Board members or their successors, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs and Mr. Gamache gives timely notice: (a) all of Mr. Gamache’s unvested stock options will immediately vest; (b) we will be required to pay him a lump sum of three times his base salary and annual bonus; (c) all of his retirement benefits would be payable as if he had retired on the date of such change of control; and (d) all health benefits provided to Mr. Gamache under the agreement shall continue for 18 months thereafter. All of Mr. Gamache’s unexpired unvested options also will immediately vest upon the occurrence of (x) Mr. Gamache’s death; (y) Mr. Gamache’s termination by reason of permanent disability; or (z) any change of control, including the acquisition of more than 25% of our outstanding voting securities by any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding voting securities on July 16, 2001.

      If payments made to Mr. Gamache under his employment agreement after a change of control are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, or the Code, additional compensation is required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

      We employ Orrin J. Edidin under the terms of an agreement dated as of May 8, 2000, as amended. Mr. Edidin receives a salary of $400,000 per year. Mr. Edidin may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria. Additionally, Mr. Edidin may participate in all benefit plans and perquisites generally available to executive employees and is provided with life insurance coverage in the amount of $1,000,000 or whatever lesser amount is available at an annual premium not to exceed $3,000. His agreement is subject to automatic rolling extensions so that the term of Mr. Edidin’s employment shall at no time be less than three years. We may terminate the agreement upon 30 days written notice for cause. His employment agreement may also be terminated at the election of Mr. Edidin upon 30 days written notice for material breach. It may also be terminated by Mr. Edidin if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Edidin gives us notice of termination within 60 days, then in lieu of any other rights under his agreement, all of Mr. Edidin’s unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary.

      In the event of (a) any change of control or (b) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. Edidin’s unexpired unvested options immediately vest. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Edidin or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Edidin is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

      We employ Scott D. Schweinfurth under the terms of an agreement dated as of May 19, 2000, as amended. Mr. Schweinfurth receives a salary of $380,000 per year. Mr. Schweinfurth may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria. Additionally, Mr. Schweinfurth may participate in all benefit plans and perquisites generally available to executive employees and is provided with life insurance coverage in the amount of $1,000,000 or whatever lesser amount is available at an annual premium not to exceed $3,000. His agreement is subject to automatic rolling extensions so that the term of Mr. Schweinfurth’s employment shall at no time be less than three years. We may terminate the agreement upon 30 days written notice for cause. His employment agreement may also be terminated at the election of Mr. Schweinfurth upon 30 days written notice for material breach. It may also be terminated by Mr. Schweinfurth if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Schweinfurth gives us notice of termination within 60 days, then in lieu of any other rights under his agreement, all of Mr. Schweinfurth’s unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary.

      In the event of (a) any change of control or (b) any person or entity or group of affiliated persons or entities, who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. Schweinfurth’s unexpired unvested options immediately vest. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Schweinfurth or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Schweinfurth is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

      We employ Seamus M. McGill through our wholly-owned subsidiary, WMS Gaming Inc., under an agreement dated February 1, 2001, as amended. Mr. McGill receives a salary of $320,000 per year. Mr. McGill may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria. Additionally, Mr. McGill may participate in all benefit plans and perquisites generally available to executive employees. His agreement is subject to automatic rolling extensions so that the term of Mr. McGill’s employment shall at no time be less than two years. We may terminate the agreement for cause. His employment agreement may also be terminated by Mr. McGill if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. McGill gives us notice of termination within 60 days, then in lieu of any other rights under his agreement, all of Mr. McGill’s unexpired options would immediately vest, and we will be required to pay him the lesser amount of (i) a lump sum equal to two times his base salary; or (ii) the maximum amount which could be payable to Mr. McGill without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Code.

      In the event of (a) any change of control or (b) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. McGill’s unexpired unvested options immediately vest.

      In May 2004, we requested that Mr. McGill spend up to 50% of his time in the U.K. and maintain a residence there. He currently receives $9,000 per month, grossed up annually for taxes, as compensation for maintaining a U.K. residence and automobile for our convenience. Previously, in March 2003, we requested that Mr. McGill relocate from our Las Vegas office to our Chicago Technology Campus. Mr. McGill received $5,000 per month to compensate him for maintaining a residence in Chicago, grossed up annually for taxes. Mr. McGill also received reimbursement for relocation expenses. Upon the termination of this relocation, we reimbursed Mr. McGill for costs related to moving back to Las Vegas. Mr. McGill also received, under the 2003 arrangement, and continues to receive under the 2004 arrangement, reimbursement of expenses associated with maintaining dual residences. Upon the termination of our requirement that Mr. McGill maintain a residence in the U.K., we will pay the costs related to moving his household goods to Las Vegas and also will pay him an additional four monthly stipends.

      We employ Kathleen J. McJohn under the terms of an agreement dated November 22, 2002, as amended. Ms. McJohn receives a salary of $255,000 per year. Ms. McJohn may receive annual discretionary bonuses of up to 50% of her base salary, depending on performance criteria. Additionally, Ms. McJohn may participate in all benefit plans and perquisites generally available to executive employees. We may terminate the agreement for cause. If we terminate the agreement without cause, Ms. McJohn is entitled to a continuation of her salary for six months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Midway

      Midway was formerly a wholly-owned subsidiary of ours until Midway’s initial public offering in 1996, after which we continued to own 86.8% of Midway’s common stock. In 1998, we distributed all of our remaining Midway stock to our stockholders, and we have not owned any Midway common stock since then. Three of our directors are also directors of Midway: Messrs. Bach, Bartholomay and Sheinfeld. The remaining material agreements between Midway and us are described below:

      Tax Separation Agreement. Until the Midway spinoff, Midway had been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes. Therefore, Midway is jointly and severally liable for any federal tax liability of the WMS group for the period that it was part of the WMS group. The agreement, dated as of April 6, 1998, as amended, sets forth the parties’ respective liabilities for federal, state and local taxes, among other things, including: (a) the filing of tax returns with federal, state and local authorities; (b) the carryover of any tax benefits of Midway; (c) the treatment of the deduction attributable to the exercise of stock options to purchase our common stock which are held by employees or former employees of Midway and any other similar compensation related tax deductions; (d) the treatment of certain net operating loss carrybacks; (e) the treatment of audit adjustments; and (f) procedures with respect to any proposed audit adjustment or other claim made by any taxing authority with respect to a tax liability of Midway or any of its subsidiaries.

      Tax Sharing Agreement. This agreement is dated July 1, 1996 and remains in effect, except to the extent described in the Tax Separation Agreement referred to above. Under this agreement, WMS and Midway have agreed upon a method for: (a) determining the amount which Midway must pay to WMS in respect of federal income taxes; (b) compensating any member of the WMS group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS group tax liability as determined under the federal consolidated return regulations; and (c) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments.

      In fiscal 2003, we wrote off a $4.0 million tax advance receivable from Midway that had arisen under the tax sharing and separation agreements. We made the advance to Midway because our net operating loss carry-backs for pre-spinoff years prevented Midway from realizing tax benefits of carrying back its post spinoff net operating losses to pre-spinoff years. The advance represented an adjustment to the spinoff value of Midway, which was treated as a tax-free dividend to our stockholders at the spinoff date. The amount of the advance is repayable by Midway under the agreements upon Midway’s return to profitability for tax purposes, which would enable Midway to realize the tax benefit on its tax returns. We wrote off the advance because of the uncertainty of the payback period from Midway of the advance.

      In fiscal 2003, we also recorded a $2.8 million reversal of stock option benefits relating to the exercise of our stock options by Midway employees in fiscal 2000 and 1999. Under the terms of the tax sharing agreement, we paid the $2.8 million to Midway in fiscal 2000 because Midway did not receive the full tax benefit of its post spinoff net operating losses caused by the provision in lieu benefits from the stock option exercises. This amount is repayable by Midway under the agreements upon a change of control of Midway or on its return to profitability for tax purposes, which would enable Midway to realize the tax benefit on its tax returns. The reversal of the stock option benefit was because of the uncertainty of the payback period from Midway of the advance.

Other Related Party Transactions

      Neil D. Nicastro, one of our directors, renders consulting services to us as reasonably requested by our Board of Directors, Chairman of the Board or Chief Executive Officer under a consulting agreement. The term of the agreement renews automatically for successive one-year terms unless either party gives notice of termination not less than six months before the end of the term then in effect. We pay Mr. Nicastro $1,000 per month for his services under the consulting agreement.

      Ira S. Sheinfeld, one of our directors, is a member of the law firm of Hogan & Hartson, LLP. We retained the firm to provide tax services during the last fiscal year and have retained them for tax services during the current fiscal year.

      Donna B. More, one of our directors, was the principal partner of the More Law Group law firm during fiscal 2004, which subsequently merged into the Chicago office of Greenberg Traurig LLP. We retained the More Law Group to provide gaming regulatory legal services during fiscal 2004 and have retained Greenberg Traurig LLP for gaming regulatory legal services during the current fiscal year. We paid the More Law Group $18,820 in fiscal 2004 for gaming regulatory legal services.

      In August 2003, William C. Bartholomay, one of our directors, joined Willis Group Holdings Limited, a global insurance broker and Willis North America, its principal U.S. subsidiary, which we retained to provide insurance broker services during the last fiscal year and have retained for insurance brokerage services during the current fiscal year. Mr. Bartholomay was formerly President of Near North National Group, insurance brokers, which we had previously retained to provide insurance brokerage services. See also “Election of Directors” above.

      We employ William T. Bartholomay in the position of Director of New Market Development. William T. Bartholomay is the son of our director, William C. Bartholomay. In fiscal 2004, we paid William T. Bartholomay compensation including salary of $92,500 and granted 1,500 stock options to him.

PROPOSAL 2 — RATIFICATION OF 2005 INCENTIVE PLAN

      At the annual meeting, stockholders will be asked to ratify the WMS Industries Inc. 2005 Incentive Plan (the “2005 Incentive Plan”), which was approved by our Board of Directors on October 15, 2004. The effective date of the 2005 Incentive Plan will be the date it is approved by our stockholders. If approved by our stockholders, the 2005 Incentive Plan will replace our 2002, 2000, 1994, and 1991 Stock Option Plans, our 2000 and 1998 Non-Qualified Stock Option Plans and our Treasury Share Bonus Plan (the “Preexisting Plans”). If our stockholders ratify the 2005 Incentive Plan, a maximum of 6,389,620 shares of our common stock will be available for issuance under the Plan, representing the sum of (i) 2,313,706 new shares to be made available under the 2005 Incentive Plan, (ii) any shares remaining under the Preexisting Plans as of the effective date of the 2005 Incentive Plan which are not subject to outstanding awards (amounting to 69,661 shares as of October 20, 2004) and (iii) shares subject to outstanding awards under the Preexisting Plans as of the effective date of the 2005 Incentive Plan (amounting to 4,006,253 shares as of October 20, 2004) which may become available under the 2005 Incentive Plan in the event of expiration, termination or forfeiture of any outstanding award. The shares available for grants under the Preexisting Plans will no longer be available under the Preexisting Plan, but will instead be available under the 2005 Incentive Plan. For information on the number of shares subject to outstanding options, warrants, and rights and other awards under our Preexisting Plans, see “Executive Compensation — Compensation Plans Equity Table” above.

      The Board and Compensation Committee (the “Committee”) believe that attracting and retaining executives, other key employees, non-employee directors and key consultants of high quality has been and will continue to be essential to our growth and success. The 2005 Incentive Plan, like the Preexisting Plans, will assist us in implementing a compensation program with a broad range of incentives for motivating our employees, officers, directors and consultants and encouraging them to use their best efforts on our behalf. Stock options, restricted stock, cash incentives and stock-related awards are an important element of compensation for employees and directors, because such awards enable them to acquire or increase their proprietary interest in us or directly benefit from our success and thereby promote a closer alignment of interests between them and our stockholders. Annual incentive awards and other performance-based awards provide rewards for achieving specific performance objectives, such as earnings goals. The ability to grant such awards as compensation under the 2005 Incentive Plan will help us to remain competitive and provide an increased incentive for each person granted an award to expend his or her maximum efforts for the success of the our business. The Board and Committee therefore view the 2005 Incentive Plan as being in our best interests.

      The 2005 Incentive Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock (a grant of actual shares subject to a risk of forfeiture and restrictions on transfer);

•	deferred stock (a contractual commitment to deliver shares at a future date; if such a grant is forfeitable, it may be referred to as “restricted stock units”);

•	other awards based on our common stock;

•	dividend equivalents;

•	stock-based performance awards, which are in effect deferred stock awards that may be earned by achieving specific performance objectives;

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	shares issuable in lieu of rights to cash compensation, including under our elective non-qualified deferred compensation plan.

      If the 2005 Incentive Plan is ratified by our stockholders, no new awards will be made under the Preexisting Plans. Awards previously issued under any Preexisting Plan will remain in effect and be subject to the terms of such Preexisting Plan, as applicable. If such awards expire unexercised, are terminated or forfeited, the shares subject to those awards will become available for awards under the 2005 Incentive Plan.

Reasons for Stockholder Ratification

      The Board seeks stockholder ratification of the 2005 Incentive Plan in order to satisfy the NYSE requirement that equity compensation plans be submitted to stockholders for their approval. In addition, stockholder ratification is necessary in order to preserve our ability to claim tax deductions for compensation paid, to the greatest extent allowable under the tax laws.

Description of the 2005 Incentive Plan

      The following is a brief description of the material features of the 2005 Incentive Plan. This description is qualified in its entirety by reference to the full text of the 2005 Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

      Shares Available for Grant under the 2005 Incentive Plan. We will reserve a maximum of 6,389,620 shares under the 2005 Incentive Plan, consisting of (i) 2,319,706 new shares of Common Stock, (ii) any shares remaining under the Preexisting Plans as of the effective date of the 2005 Incentive Plan which are not subject to outstanding awards, and (iii) shares subject to outstanding awards under the Preexisting Plans as of the effective date of the 2005 Incentive Plan, which shares may become available for award under the 2005 Incentive Plan in the event of expiration, termination or forfeiture of such awards. Of the 2,319,706 new shares reserved for grant under the 2005 Incentive Plan, not more than 50% may be delivered in connection with “full-value awards.” For this purpose, “full-value awards” means equity awards other than options or SARs for which a participant does not pay or surrender rights to payment equal to at least the fair market value of the award determined at the date of grant. The number of shares reserved under the 2005 Incentive Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

      Only the number of shares actually delivered to and retained by participants in connection with an award after all restrictions have lapsed will be counted to reduce the number of shares reserved under the 2005 Incentive Plan. Thus, shares will become available again for new awards if an award expires, is forfeited, or is settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a SAR than the number to which the SAR related, or if shares that had been issued as restricted stock are forfeited. Shares delivered under the 2005 Incentive Plan may be either newly issued or treasury shares.

      Per-Person Award Limitations. The 2005 Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2005 Incentive Plan — options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards — relating to no more than his or her “Annual Limit.” The Annual Limit equals 500,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to our common stock at the date of grant, the 2005 Incentive Plan limits such performance awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3 million, plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limits for each type of stock-based award are independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2005 Incentive Plan, and do not limit our ability to enter into compensation arrangements outside of the 2005 Incentive Plan. Non-employee directors may be granted awards relating to no more than 500,000 shares per year.

      Adjustments to Shares Reserved, Awards and Award Limits. Adjustments to the number and kind of shares reserved under the 2005 Incentive Plan, the shares subject to the share limitations and the shares specified in the share-based Annual Limit are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting our common stock. Adjustments also will be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as a SAR’s base price) and other terms of the award to preserve without enhancing the value of the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

      Restriction on Repricing. The 2005 Incentive Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options previously granted under the Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spinoff or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

      Eligibility. As with our Preexisting Plans, our directors, officers, employees and key consultants will be eligible to be granted awards under the 2005 Incentive Plan. In addition, a prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee.

      Administration. The Committee will administer the 2005 Incentive Plan, except that the Board may itself act in place of the Committee to administer the 2005 Incentive Plan, and the Board must make determinations with respect to grants to non-employee directors. The members of the Committee must be non-employee directors. Subject to the terms and conditions of the 2005 Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the 2005 Incentive Plan. Nothing in the 2005 Incentive Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting and administration of awards to the extent permitted under Section 157(c) of the Delaware General Corporation Law, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2005 Incentive Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2005 Incentive Plan.

      Stock Options and SARs. The Committee is authorized to grant non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below under “Other Terms of Awards”). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

      Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock/ restricted stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock, provided that if the granting or vesting is tied to performance conditions, the minimum vesting period of such awards shall be no less than one year, and if neither the granting nor vesting is tied to performance conditions, then such awards shall have a minimum vesting period of no less than three years. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of WMS, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

      Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee will establish any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to our common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.

      Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2005 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to our common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

      Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code (see “Federal Income Tax Implications of the 2005 Incentive Plan” below), the business criteria used by the Committee in establishing performance goals applicable to performance awards to the chief executive officer and the four other most highly compensated executive officers serving on the last day of the fiscal year (generally referred to as the “named executive officers”) will be selected from among the following: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

      These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

      Annual Incentive Awards. One type of performance award that may be granted under the 2005 Incentive Plan is Annual Incentive Awards, settleable in cash or in shares upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the performance period. As stated above, annual incentive awards granted to named executives are intended to constitute “performance-based compensation” not subject to the limitation on deductibility under Code Section 162(m). In order for such an annual incentive award to be earned, one or more of the performance objectives described above will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

      Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of our common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional Awards or additional shares of our common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

      Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2005 Incentive Plan. The Committee may condition awards on the payment of taxes, such as by withholding a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards on a case-by-case basis. This flexibility can allow for estate planning or other limited transfers consistent with the incentive purpose of the Plan.

      The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2005 Incentive Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. Subject to the restrictions on repricing described above, the Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2005 Incentive Plan, awards under our other plans, or other rights to payment, and may exchange or buy out outstanding awards for cash or other property. The Committee also may grant awards in addition to and in tandem with other awards or rights. In granting a new award, the Committee may determine that the in-the-money value of any surrendered award may be applied to reduce the exercise price of any option, base price of any SAR, or purchase price of any other award.

      Vesting, Forfeitures, and Related Award Terms. The Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

      Except as otherwise waived or agreed to by the Committee, an award will be forfeited, and gains may have to be repaid to us by a participant, if any of the following occur during the participant’s employment by us or within one year after termination: (a) the participant competes with us, induces a customer, supplier, licensee or licensor to curtail business with us or solicits any employee or service provider to terminate employment with or service to us; (b) the participant misuses our confidential information; or (c) the participant fails to reasonably assist us in a legal proceeding.

      Upon a change in control, as defined in the 2005 Incentive Plan, unless the Committee provides otherwise in the grant agreement, non-performance based awards will become vested and exercisable or fully payable, and restrictions thereon will lapse, any option that was not vested and exercisable as of the time of the change in control may be surrendered for a cash payment equal to the spread between the exercise price and the price per share paid in the transaction triggering the change in control. The Committee may also specify in any award agreement for performance based awards that performance conditions will be deemed met upon a change in control.

      Amendment and Termination of the 2005 Incentive Plan. The Board may amend, suspend, discontinue, or terminate the 2005 Incentive Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NYSE rules. Unless earlier terminated, the 2005 Incentive Plan will terminate at such time that no shares reserved under the 2005 Incentive Plan remain available, and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2005 Incentive Plan

      The following is a summary of Federal income tax consequences that generally would arise with respect to awards under the 2005 Incentive Plan under current law, subject to the discussion of the Jobs Act below. The grant of an option or a SAR will create no federal income tax consequences for the participant or us. Upon exercising an option, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising a SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

      A participant’s sale of shares acquired by exercise of an option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares. The tax “basis” normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of a SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax “basis” in the shares, which generally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

      We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with an option or SAR, but no tax deduction relating to a participant’s capital gains. We may, however, permit participants to elect to defer taxation upon certain exercises of options. Under such a transaction, the participant must pay for the option exercise by surrendering shares, and the option shares that represent the gain upon exercise are deferred as to delivery by WMS. The participant generally should not realize income upon exercise, but will realize ordinary income equal to the value of shares delivered at the end of the specified deferral period. We are not entitled to a tax deduction at the time of exercise but become entitled to a tax deduction at the time shares are delivered at the end of the deferral period. As described below, however, provisions included in the Jobs Act may limit this kind of deferral.

      With respect to awards other than options and SARs that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. Thus, for example, if we grant an award of deferred stock or permit the participant to elect to defer receipt of cash or shares under a Plan award, the participant will defer the time he or she becomes subject to income tax, and our right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

      The Jobs Act may limit the ability to defer tax on certain kinds of “nonqualified deferred compensation.” Certain awards under the 2005 Incentive Plan, including SARs, deferred stock and performance awards, may be affected by this legislation. Under the Jobs Act, an award of nonqualified deferred compensation that fails to meet certain requirements will be currently includible in the income of a participant as soon as the award is not subject to a substantial risk of forfeiture. The requirements are generally that (1) the plan must provide that deferred compensation may not be distributed earlier than a time (or pursuant to a fixed schedule) provided under the plan at the date of the deferral of such compensation, or upon separation from service, death, disability, or certain other circumstances (including a change in control); (2) the plan may not permit the acceleration of the time or schedule of any payment thereunder; and (3) the initial deferral election must be made not later than the close of the taxable year preceding the taxable year in which the services giving rise to the compensation are first performed or at such other time provided in regulations, subject to various exceptions.

      Section 162(m) of the Internal Revenue Code limits the deductions that a publicly held company can claim for compensation in excess of $1 million in a given year paid to the named executive officers. “Performance-based” compensation that meets specified requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. Under the 2005 Incentive Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, annual incentive awards to employees whom the Committee expects to be named executive officers at the time compensation is received and other awards that are conditioned upon achievement of performance goals are intended to qualify as “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2005 Incentive Plan will be fully deductible under all circumstances. In addition, other awards under the 2005 Incentive Plan generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by us as a result of Section 162(m).

      We are seeking stockholder ratification of the material terms of performance awards under the 2005 Incentive Plan, including annual incentive awards, to named executive officers in order to meet a key requirement for such awards to qualify as “performance-based” under Section 162(m). If the 2005 Incentive Plan is ratified by stockholders, annual incentive awards granted under the Plan to named executives generally will be payable only upon achievement of pre-established performance goals relating to our business as a whole or specific business units for which the individual executive has principal responsibility.

      For purposes of Section 162(m) of the Code, ratification of the 2005 Incentive Plan will be deemed to include approval of (a) the eligibility of executive officers and other employees, directors and service providers to participate in the Plan, (b) the annual per-person limitations described above under the caption “Per-Person Award Limitations,” (c) the general business criteria upon which performance objectives for performance awards, including annual incentive awards, are based, described above and (d) the stock-price appreciation performance goal inherent in stock options and SARs. Because stockholder approval of general business criteria, without specific targeted levels of performance, qualifies incentive awards for a period of approximately five years, stockholder approval of such business criteria will meet the requirements under Section 162(m) through 2009. Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

      The foregoing provides only a general description of the application of federal income tax laws to awards under the 2005 Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2005 Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2005 Incentive Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits Under the 2005 Incentive Plan

      Because most future awards under the 2005 Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and stock-based compensation under the similar Preexisting Plans is presented in the “Summary Compensation Table” elsewhere in this Proxy Statement and in our financial statements for the fiscal year ended June 30, 2004, in the Annual Report which accompanies this Proxy Statement.

      Under his employment agreement, in September 2004, our Chief Executive Officer became entitled to a grant of options to purchase 100,000 shares of our common stock in respect of our 2004 fiscal year. We have agreed to issue those options to Mr. Gamache under the 2005 Incentive Plan if the 2005 Incentive Plan is ratified by our stockholders. See “Executive Compensation — Employment” Agreements above. We have made no other commitments for awards under the 2005 Incentive Plan, except that we have indicated to certain new employees and recently promoted employees that we would recommend that the Board, after receipt of stockholder approval of the 2005 Incentive Plan, grant options to acquire an aggregate of 228,500 shares of common stock to such employees. If the 2005 Incentive Plan is not ratified, we will not be able to make these grants because we do not have sufficient shares available under our Preexisting Plans to grant all of those options, but our Preexisting Plans will remain in effect.

Vote Required for Ratification

      Our Board of Directors believes the 2005 Incentive Plan to be in our best interests and recommends that the stockholders ratify the 2005 Incentive Plan. We will submit the following resolution to the stockholders for ratification at the annual meeting:

      “RESOLVED, that the WMS Industries Inc. 2005 Incentive Plan be, and it hereby is, ratified, approved and adopted in all respects.”

      The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on this proposal is required for ratification of the 2005 Incentive Plan; provided that the total vote cast on the proposal must represent a majority of all outstanding shares of our common stock entitled to vote on the proposal.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE 2005 INCENTIVE PLAN.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      We propose that the stockholders ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accountants for fiscal 2005 by the Audit and Ethics Committee of the Board of Directors. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young LLP will have the opportunity to make a statement if they desire to do so.

      Ernst & Young LLP served as our Independent Registered Public Accountants for fiscal 2003 and 2004 and billed us for services rendered in fiscal 2003 and fiscal 2004 as follows:

      Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for fiscal 2003 and fiscal 2004, including the review of the financial statements included in our Quarterly Reports on Form 10-Q and required regulatory compliance audits, were $307,700 and $392,000, respectively.

      Audit-Related Fees. The aggregate fees for audit-related services for the same periods were $149,000 and $201,800, respectively. These audit related services generally included fees for the annual audit of our employee benefit plans, consultations on SEC comment letters and related responses, procedures performed in connection with our SEC registration statements and agreed-upon procedures relating to wide area progressive systems.

      Tax Fees. The aggregate fees for tax services for the same periods were $130,750 and $85,650, respectively. These tax services include fees for domestic and foreign tax advice and planning.

      All Other Fees. We did not retain Ernst & Young LLP for any other services and were not billed any other fees except as set forth above. In fiscal 2003 and fiscal 2004, no fees of our Independent Registered Public Accountants were approved by our Audit and Ethics Committee under S-X Rule 2-01(c)(7)(i)(C).

      Pre-Approval Policies and Procedures. Our Audit and Ethics Committee has adopted a policy for pre-approving all audit and permitted non-audit services rendered to us by our auditors. All audit services must be approved by the full Audit and Ethics Committee. Under the policy, any permitted non-audit services must be pre-approved by either the full Audit and Ethics Committee or by a designated member of the Audit and Ethics Committee and our internal audit director. If a designated member and our internal audit director approve any non-audit services, the full Committee will be informed of such services at its next regularly scheduled meeting. Our Independent Registered Public Accountants will verify to our Audit and Ethics Committee annually that they have not performed and will not perform any prohibited non-audit services.

      Percentage of Services Approved under S-X Rule 2-01(c)(7)(i)(C). None.

Vote Required for Ratification

      Ratification by the stockholders of the appointment of Independent Registered Public Accountants is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy do not ratify the selection of Ernst & Young LLP at the meeting, the selection of Independent Registered Public Accountants will be reconsidered by the Audit and Ethics Committee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

AUDIT AND ETHICS COMMITTEE REPORT

      The Audit and Ethics Committee of our Board of Directors is composed of three independent directors, as “independent” is defined in the NYSE Listed Company Manual. In September 2003, Mr. Sheinfeld resigned from the Committee and Mr. Bach joined the Committee. These changes were made in anticipation of the new NYSE independence standards that do not permit membership on the Committee of attorneys whose firms provide even a small amount of legal services to us. The Committee operates under a written charter adopted by the Board. A copy of the charter is attached as Appendix A to this Proxy Statement.

      Our management is responsible for our internal accounting controls and the financial reporting process. Our Independent Registered Public Accountants, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit and Ethics Committee’s responsibility is to monitor and oversee these processes.

      In keeping with that responsibility, the Audit and Ethics Committee has reviewed and discussed our audited consolidated financial statements with management and our Independent Registered Public Accountants. In addition, the Audit and Ethics Committee has discussed with our Independent Registered Public Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended.

      The Audit and Ethics Committee has received the written disclosures and the letter from the Independent Registered Public Accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the Independent Registered Public Accountants their independence. The Committee has also considered whether the provision of non-audit services by the Independent Registered Public Accountants is consistent with maintaining auditor independence.

      Based on the Audit and Ethics Committee’s discussions with management and the Independent Registered Public Accountants and the Committee’s review of the representations of management and the report of the Independent Registered Public Accountants, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2004 for filing with the SEC.

      This report is respectfully submitted by the Audit and Ethics Committee of the Board of Directors:

William E. McKenna (Chairman)
William C. Bartholomay
Harold H. Bach, Jr.

OTHER MATTERS

Stockholder Proposals

      As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

      We must receive any stockholder proposals of matters to be acted upon at our 2005 Annual Meeting of Stockholders on or before June 22, 2005, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934, in order for a matter to be acted upon at an annual meeting, notice of stockholder proposals must be delivered to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by a stockholder must be delivered not earlier than the 120th day prior to an annual meeting and not later than the 10th day following the day on which we first publicly announce the date of the meeting. Next year, provided we do not change our meeting date as described above, the submission period for stockholder notices will extend from August 12, 2005 to September 11, 2005, except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of copies of these reports that we have received and on representations from reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal 2004 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements.

Voting Procedures

      We have appointed inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the outcome of the vote. With respect to the tabulation of votes cast on each proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Therefore, abstentions will have the effect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. Under NYSE rules, with respect to any proposal that is a prerequisite to listing of additional or new securities, the total votes cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. With respect to these proposals, broker non-votes are not counted as part of the total vote cast on the proposal. The term “broker non-votes” commonly refers to shares held in street name for customers, where the broker does not have authority under NYSE rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners. At the annual meeting, brokers will have the authority to vote on Proposals 1 and 3 but not Proposal 2.

How to Obtain Our Annual Report on Form 10-K

      Our Internet website is located at www.wmsgaming.com. Through the Investor Relations pages of our website, you may view and print, as soon as reasonably practical after such information has been filed or furnished to the SEC, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. The Forms 3, 4 and 5 filed by our officers, directors and holders of more than 10% of a registered class of our equity securities are also available on our website. You may also obtain our Form 10-K, and all other documents that we file electronically, at the SEC’s website: www.sec.gov. We will also provide without charge a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2004, including financial statements, to each of our stockholders of record on October 20, 2004 and each beneficial owner of our common stock on that date, upon receipt of a written request mailed to our offices, 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. In the event that exhibits to the Form 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.

      It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed postpaid envelope. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

KATHLEEN J. MCJOHN
Vice President, General Counsel
and Secretary

Waukegan, Illinois

October 22, 2004

APPENDIX A

WMS INDUSTRIES INC.

CHARTER OF THE AUDIT AND ETHICS COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

      The purpose of the Audit and Ethics Committee (the “Committee”) of the Board of Directors of WMS Industries Inc. (the “Company”) is to:

•	Assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor;

•	Produce an audit committee report as required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

•	To take such other actions within the scope of this Charter as the Committee deems appropriate.

The Committee’s function is one of oversight and review, and it is not expected to audit the Company; the fundamental responsibility for the Company’s financial statements and disclosures rest with management and the independent auditor.

II. FUNCTIONS

      The Committee shall perform the following functions:

      1. Independent Auditor. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and the independent auditor will report directly to the Committee. The Committee shall have sole authority to approve any related fees and retention terms for the independent auditor. The Committee will perform the following functions with respect to the independent auditor:

(a) Reports of Independent Auditor. At least annually, the Committee shall obtain and review a report by the independent auditor describing (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years concerning one or more independent audits carried out by the firm and any steps taken to address such issues; and (iii) any and all relationships between the firm and the Company. The Committee shall also review the independent auditor’s attestation report as required by the Securities and Exchange Commission to be included in the Company’s Annual Report on Form 10-K and any reports of the independent auditor and others concerning internal controls, auditing or financial reporting.

(b) Evaluation of Independent Auditor. The Committee shall evaluate the independent auditor on an annual basis and where appropriate recommend a replacement for the independent auditor. In such evaluation, the Committee shall review the report of the independent auditor described above and shall engage in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Committee shall solicit and consider the opinions of management and the internal auditor concerning the performance of the independent auditor. This evaluation should include a review and evaluation of the lead audit partner of the independent auditor and the Committee shall ensure any rotation of the lead audit partner as required by law.

(c) Plan of Audit. The Committee shall consult with the independent auditor regarding the plan of audit. The Committee also shall review with the independent auditor their report on the audit and review with management the independent auditor’s suggested changes or improvements in the Company’s accounting practices or controls.

(d) Internal Accounting Controls. The Committee shall consult with the independent auditor regarding the adequacy of internal accounting controls including the responsibilities, budget and staffing of the internal audit function.

(e) Audit Problems or Difficulties. The Committee shall review with the independent auditor any difficulties the auditor encountered in the course of the audit or any significant disagreements with management. This review may include any accounting adjustments noted by the independent auditor that were passed as immaterial or otherwise by management and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

(f) Hiring Employees or Former Employees of the Independent Auditor. The Committee shall set clear hiring policies relating to the hiring of employees or former employees of the independent auditor to ensure the independence of the independent auditor’s personnel responsible for conducting the audit of the Company and that any hiring is in accordance with all applicable requirements of the Securities and Exchange Commission and the New York Stock Exchange.

(g) Maintain Pre-Approval Policy. The Committee shall maintain a pre-approval policy regarding the services that may be performed by the independent auditor.

      2. Financial Disclosure Documents. The Committee shall review and generally discuss with management and the independent auditor the Company’s financial disclosure documents, including all annual and quarterly financial statements and reports filed with the Securities and Exchange Commission, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results in Operations”. The Committee shall also review with management the Company’s earnings press releases as well as financial information. The Committee shall also review from time to time with management guidance provided to analysts and rating agencies.

      3. Risk Assessment and Risk Management. The Committee shall discuss with management guidelines and policies governing the process of risk assessment and risk management, which discussions should include management’s identification of the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures.

      4. Executive Sessions. The Committee shall periodically meet separately (a) with management, (b) with the internal auditor and (c) with the independent auditor to invite productive and open discussions with each group.

      5. Accounting Principles and Disclosure. The Committee shall receive reports from management and the independent auditor concerning significant developments in accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles. The Committee shall discuss with management, the independent auditor and the internal auditor (a) any regulatory and accounting initiatives and off-balance sheet structures which affect the financial statements of the Company and (b) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information). The Committee shall solicit and review an analysis from management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      6. Internal Control Systems. The Committee shall review with management and the internal auditor management’s internal control report describing the Company’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant issues relating to the effectiveness of the Company’s internal controls and any new procedures adopted to respond to such deficiencies.

      7. Complaints. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and (c) the receipt of concerns that an officer or director (or anyone acting under their direction) has taken any action to influence or mislead the independent auditor for the purpose of rendering the financial statements misleading.

      8. Ethical Environment. The Committee shall consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

      9. Oversight of Executive Officers and Directors and Conflicts of Interest. The Committee shall review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.

      10. Oversight and Evaluation of Internal Auditor(s). The Committee shall be directly responsible for the appointment, compensation, retention and oversight of an internal audit function and the work of the internal auditor(s), and the internal auditor(s) shall report directly to the Committee. The Committee shall have sole authority to approve the compensation of the internal auditor(s).

      11. Audit Report. The Committee shall prepare and approve an annual audit report as required by the SEC to be included in the Company’s annual proxy statement.

      12. Board Reports. The Committee shall make regular reports to the Board.

      13. Self-Evaluation. The Committee shall conduct an annual performance evaluation of the Committee and its members.

III. MEMBERSHIP

      The Committee shall consist of a minimum of three (3) directors, all of whom shall satisfy the independence requirements of the New York Stock Exchange and any applicable law relating to members of audit committees including, but not limited to, Rule 10A-3 promulgated by the Securities and Exchange Commission pursuant to Section 10A(m) of the Securities Exchange Act of 1934, as amended. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee, and at least one member of the Committee, in the judgment of the Board of Directors, shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual qualifying as a financial expert and being designated as such in the Company’s public filings. While serving on the Committee, no member shall serve on the audit committee of more than two additional public companies. No member of the Committee shall be employed by or otherwise affiliated with the Company’s independent auditor.

IV. AUTHORITY

      The Committee shall have the authority to:

•	Confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties.

•	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.

•	Delegate responsibilities, other than those required to be fulfilled solely by the Committee under the requirements of the New York Stock Exchange, to subcommittees, as the Committee may deem appropriate in its sole discretion.

•	Access and/or retain any compensation consultants, outside counsel and other advisors (including experts, management, the Company’s independent public accountants, internal auditor and anyone else in the Company), as the Committee may deem appropriate in its sole discretion.

•	Approve any fees and retention terms for its advisors and any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V. MEETINGS

      The Committee will meet with such frequency, and at such times as its Chairperson, or a majority of the Committee, determines. A special meeting of the Committee may be called by the Chair and will be called promptly upon the request of any two Committee members. A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee shall keep a record of its actions and proceedings.

Adopted by the Board of Directors on December 11, 2003.

APPENDIX B

WMS INDUSTRIES INC.

2005 INCENTIVE PLAN

WMS INDUSTRIES, INC.

2005 Incentive Plan

WMS INDUSTRIES, INC.

2005 Incentive Plan

      1. Purpose. The purpose of this 2005 Incentive Plan (the “Plan”) is to aid WMS Industries Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and key consultants to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

      2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 9.

(f) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which complies with Section 303A.05 of the Listed Company Manual of the New York Stock Exchange (as applicable), and/or other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in this Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 11(j).

(i) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(j) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k) “Effective Date” means the effective date specified in Section 11(p).

(l) “Eligible Person” has the meaning specified in Section 5.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on the principal stock exchange or market that day, then on the last previous day on which a sale on the principal stock exchange or market was reported.

(o) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(p) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(q) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(r) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(s) “Preexisting Plans” means the Company’s 2002 Stock Option Plan, 2000 Stock Options Plan, 2000 Non-Qualified Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 1994 Stock Option Plan and 1991 Stock Option Plan and the Company’s Treasury Stock Bonus Plan.

(t) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(u) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w) “Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 11(c).

(x) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

      3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 11(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b) Manner of Exercise of Committee Authority. At anytime that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

      4. Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 2,319,706 new shares, (ii) the number of shares remaining under the Preexisting Plans which are not the subject of outstanding awards as of the Effective Date, and (iii) the number of shares subject to outstanding awards under any Preexisting Plan as of the Effective Date which become available in accordance with Section 4(b) after the Effective Date. Of these shares, 1,159,853 may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company; provided, however, that full-value Awards in excess of the number specified in this sentence may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved in the first sentence of this Section 4(a) is reduced by two (2) shares for each share so delivered. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 11(c). Awards that may be granted to non-employee directors are subject to aggregate limitations under Section 5(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan. Shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to be available for Awards under this Plan. The foregoing notwithstanding, if issued shares are returned to the Company, including upon a cash out of Restricted Stock, surrender of shares in payment of an exercise price or taxes relating to an Award, or withholding of shares in payment of taxes upon vesting of Restricted Stock, such shares shall not become available again under the Plan if the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, and otherwise shares shall not become available under this Section 4(b) in an event that would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange. Because shares will count against the number reserved in Section 4(a) upon delivery, and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

      5. Eligibility and Certain Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary, including any executive officer, non-employee director or key consultant to the Company, or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(b) Per-Person Award Limitations. On each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 500,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 11(c) (“Annual Limit”). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 7 not related to an Award specified in Section 6), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

(c) Limits on Non-Employee Director Awards. Non-employee directors may be granted any type of Award under the Plan, but the aggregate number of shares that may be delivered in connection with Awards granted to non-employee directors shall be forty percent (40%) of the total reserved under the Plan, and in each calendar year during any part of which the Plan is in effect, a non-employee director may be granted Awards relating to no more than 500,000 shares, subject to adjustment as provided in Section 11(c).

      6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant, terms in the event of a Change In Control and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Sections 6(f) and 8(a).

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any SAR in tandem therewith exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 11(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in the recognition of additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in the recognition of additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect.

Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 11(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

      7. Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5.

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

      8. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Section 11(k), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR, or purchase price of any other Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 11(k)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 11(k)). Installment or deferred payments may be required by the Committee (subject to Section 11(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 11(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Limitation on Vesting of Certain Awards. If the granting or vesting of Full-value Awards (as defined in Section 4(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting (i.e., monthly step vesting in the case of a one-year award, or annual step vesting over a two or three year award) over such period if the rate of such vesting is proportional (or less rapid) to the number of months or years that have lapsed, as applicable, in such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 8(e).

      9. Change in Control.

(a) Effect of “Change in Control” on Non-Performance Based Awards. In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 11(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or it subsidiary and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 11(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award. In addition, the Committee may provide that Options and SARs shall be subject to a mandatory cash-

out in lieu of accelerated vesting, in order to limit the extent of “parachute payments” under Sections 280G and 4999 of the Code.

(b) Effect of “Change in Control” on Performance-Based Awards. In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) a complete dissolution or liquidation of the Company, or similar occurrence;

(ii) the consummation of a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company is not the surviving entity;

(iii) a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; or

(iv) the individuals who constitute the Board as of the Effective Date, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either on the Board as of the Effective Date or such successors, cease for any reason to constitute at least a majority of such Board.

(d) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company.

      10. Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 10(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, with such forfeitures becoming effective at the later of the occurrence of the Forfeiture Event or the Participant’s termination of employment:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefore by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant

(regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b) Events Triggering Forfeiture. The forfeitures specified in Section 10(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, or other company with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider (including, but not limited to, licensees and licensors) to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 10(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities. Although the conditions set forth in this Section 10 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 10(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the

Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 10(a) and 10(b).

(d) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

      11. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b) and Section 5(c), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 11(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the

Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in the recognition of additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election, which election right shall not be unreasonably withheld if the Participant requests to make such an election in writing to the Committee. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

(f) Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or its subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, and such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 10(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for stock-denominated Awards under Accounting Principles Board Opinion 25 (“APB 25”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or the date performance conditions are met if an Award is fully contingent on achievement of performance goals, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under APB 25, in “variable” accounting or a measurement date other than the date of grant or the date such performance conditions are met with respect to such Awards, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under APB 25.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 11(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present. Upon such approval, the Preexisting Plans shall be extinguished, except to the extent that any outstanding awards (as of the Effective Date) granted pursuant to such Preexisting Plans continue to be governed by the terms of such Preexisting Plans. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX C

WMS INDUSTRIES INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     THE UNDERSIGNED, revoking all previous proxies, hereby appoints BRIAN R. GAMACHE, SCOTT D. SCHWEINFURTH and KATHLEEN J. MCJOHN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 9, 2004 and at all adjournments thereof.

     The shares represented by this Proxy will be voted in accordance with the specifications made by the undersigned upon the following proposals, more fully described in the accompanying Proxy Statement. If no instructions are given by the undersigned, the shares represented by this proxy will be voted “FOR” the election of the nominees for directors designated by the board of directors and “FOR” proposals 2 and 3.

(1)	Election of Directors.

☐ FOR all nominees listed (except as marked to the contrary)	☐WITHHOLD AUTHORITY to vote for all nominees listed	☐ EXCEPTIONS*

Louis J. Nicastro / Brian R. Gamache / Norman J. Menell / Harold H. Bach, Jr. / William C. Bartholomay / Neil D. Nicastro / Harvey Reich / Ira S. Sheinfeld / William J. Vareschi, Jr.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS*” BOX AND WRITE THAT NOMINEE’S NAME ON THE BLANK LINE BELOW:

Exceptions*:

(2)	Ratification of 2005 Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Ratification of appointment of Ernst & Young LLP as Independent Registered Public Accountants for fiscal 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND THE PROPOSALS LISTED ABOVE.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: , 2004

(Signature)

(Signature)

NOTE: Please sign exactly as your name(s)
appear hereon. If signing as attorney,
executor, administrator, trustee or guardian,
give your full title as such. If signatory
is a corporation, sign the full corporate
name by a duly authorized officer. If shares
are held jointly, each stockholder named
should sign.

NOTE:	PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE POSTPAID ENVELOPE ENCLOSED FOR THIS PURPOSE.